Exhibit 99.1

Marvel will host a webcast today for all investors at 9:00 a.m. EST available at: www.Marvel.com/webcasts or www.earnings.com

MARVEL REPORTS Q3 EPS OF $0.45, RAISES 2007 FINANCIAL

GUIDANCE AND INITIATES 2008 FINANCIAL GUIDANCE

New York, New York – November 5, 2007 -- Marvel Entertainment, Inc. (NYSE: MVL), a global character-based entertainment and licensing company, today reported operating results for the third quarter and nine months ended September 30, 2007.  Marvel also today raised its 2007 financial guidance for net sales, net income and diluted EPS and initiated financial guidance for 2008.

Marvel Entertainment, Inc. Segment Net Sales and Operating Income (Unaudited) (in millions)
		Three Months Ended September 30,		Nine Months Ended September 30,
		2007	2006	2007	2006
Licensing:	Net Sales	$ 66.0	$ 28.3	$ 214.2	$ 101.7
	Operating Income	45.3	17.2	163.0	62.4
Publishing:	Net Sales	34.9	30.9	95.4	79.9
	Operating Income	15.0	13.1	41.3	32.5
Toys:	Net Sales	22.7	33.0	66.9	85.0
	Operating Income	13.8	7.4	39.7	14.6
Film Production: Operating Costs		(1.2)	(3.8)	(4.5)	(5.3)
Corporate Overhead:		(7.2)	(6.3)	(16.7)	(18.0)
TOTAL NET SALES		$ 123.6	$ 92.2	$ 376.5	$ 266.6
TOTAL OPERATING INCOME		$ 65.7	$ 27.6	$ 222.8	$ 86.2

For Q3 2007, Marvel reported that net income rose to $36.3 million, or $0.45 per diluted share, compared to net income of $13.2 million, or $0.16 per diluted share, in Q3 2006.  The year-over-year increases in net income and EPS are largely attributable to the strength of the Company’s worldwide licensing operations.  The Q3 performance also benefited from continued growth in the publishing segment.  Net income for the first nine months of 2007 was $112.2 million, or $1.34 per diluted share, compared to net income of $47.0 million, or $0.53 per diluted share, for the same period in 2006.

Marvel’s Chairman, Morton Handel, commented, “Marvel achieved strong operating results across all its businesses for the third quarter and nine months ending September 30, 2007.  Licensing segment results benefited from strong contributions related to Spider-Man 3 consumer merchandise licensing.  The publishing segment continues to benefit from strong sales of event-driven imprints such as World War Hulk and Stephen King’s Dark Tower series.  Finally, our toy license agreement with Hasbro yielded an improved operating income contribution in the 2007 periods, largely due to fees from Spider-Man 3-based products.

“We are excited by the progress on our Iron Man and Incredible Hulk feature films for next year and the growing retail and consumer product support for these properties.  We are also focused on tapping the potential of Marvel properties online, and are poised to unveil the first stage of that evolution by the end of 2007.”

Marvel Entertainment Q3 2007 Results, 11/5/07	page 2 of 8

Third Quarter Segment Review:

Marvel Entertainment, Inc. Licensing Sales by Division (Unaudited) (in millions)
	Three Months Ended		Nine Months Ended
	9/30/07	9/30/06	9/30/07	9/30/06
Domestic Consumer Products	$ 14.2	$ 14.3	$ 58.3	$ 52.9
International Consumer Products	10.8	8.9	32.9	32.4
Spider-Man L.P. (Domestic and International)	24.2	0.8	99.3	3.5
Marvel Studios	16.8	4.3	23.7	12.9
Total Licensing Segment	$ 66.0	$ 28.3	$ 214.2	$ 101.7

•
Licensing Segment net sales more than doubled in Q3 2007 to $66.0 million compared to Q3 2006, primarily due to continued strength from Marvel’s Spider-Man merchandising joint venture (JV) with Sony.  Supported by the May 2007 release of Spider-Man 3, the JV contributed revenues of $24.2 million in Q3 2007, compared to JV revenues of $0.8 million Q3 2006.  Licensing segment net sales also benefited from the settlement of various audit claims totaling $16.8 million in Q3 2007, which were predominantly recorded in the Marvel Studios division.  Operating margins increased in the Licensing segment to 69% in Q3 2007 from 61% during Q3 2006 due to higher overall sales, the higher weighting of Spider-Man JV revenues and the benefit provided by the settlement of the audit claims.

•
Marvel’s Publishing Segment net sales increased $4.0 million or 13% to $34.9 million in Q3 2007 principally due to continued strength in the Direct and Mass Market channels and the benefit of special event publishing such as World War Hulk and Stephen King’s Dark Tower series.  Operating income in the publishing segment rose to $15 million with an operating margin of 43% in Q3 2007 compared to an operating margin of 42% in Q3 2006.

•
Marvel reported Toy Segment net sales of $22.7 million in Q3 2007, a decrease from revenues of $33.0 million in Q3 2006.  The decrease was primarily due to the transition from toys produced by Marvel in 2006 to toys principally licensed to and produced by Hasbro, Marvel’s master toy licensee, in 2007.  Margins improved sharply in the Toy Segment in Q3 2007 to 61% from 22%, reflecting the higher-margin nature of license income recorded in 2007.  This compares to Q3 2006 revenues, which were largely comprised of wholesale sales, subject to a corresponding cost-of-revenues expense.

~~•~~
Marvel reported Film Production segment operating costs of $1.2 million for Q3 2007, which consist primarily of employee compensation and the expenses associated with a portion of the Marvel Studios office in California, partially offset by changes in the fair value of Canadian Dollar forward contracts related to The Incredible Hulk filming in Canada.

Balance Sheet Update:
As of September 30, 2007, Marvel had cash and investments of $45.6 million (including $24 million in restricted cash) and no borrowings under its $100 million line of credit with HSBC Bank.  During the third quarter of 2007, Marvel purchased approximately 5.3 million shares of its common stock, at an average price of $23.81, under its repurchase program.  The company has $38.1 million remaining under its May 2007 $200 million share repurchase authorization.

Marvel Entertainment Q3 2007 Results, 11/5/07	page 3 of 8

Marvel Studios Entertainment Pipeline (Development and release dates for licensed properties are controlled by studio partners)
Feature Film Projects Being Developed by Marvel – partial list
Film/Character	Studio	Status
Iron Man	Marvel	Completed principal photography; May 2, 2008 release
The Incredible Hulk	Marvel	Commenced principal photography; June 13, 2008 release
Ant-Man	Marvel	Writer and director engaged
Captain America	Marvel	Writer engaged
Thor	Marvel	Writer engaged
The Avengers	Marvel	Writer engaged
Licensed Marvel Character Feature Film Line-Up
Film/Character	Studio/Distributor	Status
Ghost Rider	Sony	Released February 16, 2007
Spider-Man 3	Sony	Released May 4, 2007
Fantastic Four: Rise of the Silver Surfer	Fox	Released June 15, 2007
Punisher 2	Lionsgate	Commenced principal photography, slated for 2008 release (1)
X-Men Origins: Wolverine	Fox	Director engaged, slated for May 1, 2009 release (1)
Marvel Character Animated TV Projects
Character	Studio	Status
Fantastic Four	Moonscoop SAS (France)	26, 30-minute episodes; Running Internationally. (1)
Spider-Man	Sony	In development; US distribution agreement with Kids’ WB for Spring 2008 release. (1)
Wolverine and the X-Men	First Serve Toonz (India)	26, 30-minute episodes in development; Fall 2008 release. (1)
Iron Man	Method Films (France)	26, 30-minute episodes in development; Fall 2008 release. (1)
Hulk	TBD	In development. (1)
Marvel Character Animated Direct-to-DVD Projects
Title	Partner	Status
Next Avengers	Lionsgate	Targeted July 2008 release
Hulk Smash	Lionsgate	Targeted October 2008 release
Thor	Lionsgate	Targeted April 2009 release
TBD	Lionsgate	Targeted September 2009 release (1)
Marvel Character Live Stage Projects
Project	Producer	Status
Spider-Man the Musical	Hello Entertainment/David Garfinkle, Martin McCallum, Marvel Entertainment, SONY Pictures Entertainment	In development/opening date to be determined; Julie Taymor director; music & lyrics by U2’s Bono and The Edge
Marvel 2007 – 2008 Video Game Releases (Release dates controlled by Publishing partner)
Publisher	Title	Status
Take-Two	Ghost Rider	Released Q1 2007
Konami	Marvel Vs. Card Game	Released Q1 2007
Activision	Spider-Man 3	Released Q3 2007
Take-Two	Fantastic Four II	Released Q3 2007
Sega	Iron Man	Targeted 2008
Sega	The Incredible Hulk	Targeted 2008

(1)	Represents a change from the previously supplied schedule

Marvel Entertainment Q3 2007 Results, 11/5/07	page 4 of 8

Financial Guidance:
As reflected in the tables below, Marvel today updated its financial guidance for 2007 to reflect its year-to-date performance and initiated financial guidance for 2008.  Similar to other film studios, Marvel will not announce expected financial results for its self-produced films.  As a result, Marvel’s financial guidance for 2008 does not reflect revenues or expenses related to the box office, home video/DVD, TV or media sales performance of its self-produced Iron Man and The Incredible Hulk films.  Consistent with its guidance in 2007, Marvel’s 2008 financial guidance does reflect the non-capitalized expenses and overhead costs related to its film production business, and the interest and fees related to the origination of Marvel’s $525 million film slate facility, as well as the anticipated results of the Company’s licensing, publishing and toy operations (including Iron Man and Hulk movie toys and merchandising).

Marvel Entertainment, Inc. – 2007 and 2008 Financial Guidance
(in millions, except per-share amounts)	Initial 2008 Guidance (1)	Updated 2007 Guidance	Previous 2007 Guidance (2)
Net sales	$360 - $400	$455 - $475	$375 - $435
Net income	$100 - $118	$132 - $138	$111 - $132
Diluted EPS	$1.30 - $1.50	$1.60 - $1.65	$1.30 - $1.55
(1)
Marvel’s financial guidance for 2008 does not reflect revenues or expenses related to the box office, home video/DVD, TV or media sales performance from the Company’s self-produced films, Iron Man and The Incredible Hulk, slated for release mid-2008.

(2)	As previously provided on August 7, 2007.

Primary Assumptions/Drivers for Full Year 2008 Financial Guidance:
•
Marvel’s Licensing segment is expected to contribute net sales of approximately $190M - $215M in 2008 and to generate an operating margin of approximately 65% - 68%.  Marvel expects full year-2008 Licensing segment net sales will have approximately the following mix:

-	45% from Domestic Consumer Products
-	30% from International Consumer Products
-	15% from Spider-Man L.P.
-	10% from Marvel Studios (excludes revenues related to Marvel’s self-produced feature films)
•	Marvel’s Publishing segment is expected to contribute net sales of approximately $130M – 135M in 2008 and to generate an operating margin of approximately 41% - 43%.
•	Marvel’s Toy segment is expected to contribute net sales of approximately $40M – 50M in 2008 and to generate an operating margin of approximately 85% - 90%.
•	Marvel anticipates an effective tax rate of 40% in 2008.
•	Marvel’s guidance is based on 78.6 million diluted shares for 2008 and does not reflect any future share repurchase activity.

Marvel cautions investors that variations in the timing of licenses and entertainment events, the timing of their revenue recognition, and their level of success result in variations and uncertainty in forecasting the Company’s financial results.  These factors could have a material impact on year-over-year and sequential quarterly results comparisons as well as Marvel’s ability to achieve the financial performance included in its financial guidance.

About Marvel Entertainment, Inc.
With a library of over 5,000 high-profile characters built over more than sixty years of comic book publishing, Marvel Entertainment, Inc. is one of the world's most prominent character-based entertainment companies.  Marvel utilizes its character franchises in licensing, entertainment (via Marvel Studios), publishing (via Marvel Comics) and toys, with emphasis on feature films, home DVD, consumer products, video games, action figures and role-playing toys, television and promotions.  Marvel's strategy is to leverage its franchises in a growing array of opportunities around the world.  For more information visit www.marvel.com.

Except for any historical information that they contain, the statements in this news release regarding Marvel's plans are forward-looking statements that are subject to certain risks and uncertainties, including a decrease in the level of media exposure or popularity of Marvel's characters, financial difficulties of Marvel's licensees, changing consumer preferences, delays and cancellations of movies and television productions based on Marvel characters, and concentration of Marvel’s toy business in a single licensee.

Marvel Entertainment Q3 2007 Results, 11/5/07	page 5 of 8

In addition, in connection with Marvel Studios’ film production operations, including those related to the slate of feature films Marvel plans to produce on its own with proceeds from its $525 million film slate facility (the “Film Facility”), the following factors, among others, could cause Marvel’s financial performance to differ materially from that expressed in any forward-looking statements: (i) Marvel Studios’ potential inability to attract and retain creative talent, (ii) the potential lack of popularity of Marvel’s films, (iii) the expense associated with producing films, (iv) union activity or other events which could interrupt film production, including strikes by Hollywood writers, directors and actors, (v) changes or disruptions in the way films are distributed, including a decline in the profitability of the DVD market, (vi) piracy of films and related products, (vii) Marvel Studios’ dependence on a single distributor for its self-produced films, (viii) that Marvel will depend on its film distributors for the implementation of internal controls related to the accounting of film-production activities, (ix) Marvel’s potential inability to meet the conditions necessary for an initial funding of a film under the Film Facility, (x) Marvel’s potential inability to obtain financing to make more than four films if certain tests related to the economic performance of the film slate are not satisfied (specifically, an interim asset test and a foreign pre-sales test) and (xi) fluctuations in reported income or loss related to the accounting of film-production activities.

These and other risks and uncertainties are described in Marvel's filings with the Securities and Exchange Commission, including Marvel's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Marvel assumes no obligation to publicly update or revise any forward-looking statements.

For further information contact:	David Collins, Richard Land
Matt Finick – SVP Corporate Development	Jaffoni & Collins
Marvel Entertainment, Inc.	212/835-8500
212/576-4035	mvl@jcir.com
mfinick@marvel.com

Marvel Entertainment Q3 2007 Results, 11/5/07	page 6 of 8

MARVEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(in thousands, except per share amounts)

Net sales	$123,642	$92,161	$376,519	$266,582

Costs and expenses:
Cost of revenues (excluding depreciation expense)	17,527	29,681	46,911	76,437
Selling, general and administrative	39,501	29,965	104,630	96,242
Depreciation and amortization	1,438	3,281	4,669	9,233
Total costs and expenses	58,466	62,927	156,210	181,912
Other (expense) income, net	533	(1,607)	2,493	1,524
Operating income	65,709	27,627	222,802	86,194
Interest expense	3,721	4,641	9,822	11,594
Interest income	633	161	1,979	1,233
Income before income tax expense and minority interest	62,621	23,147	214,959	75,833
Income tax expense	21,067	9,742	79,590	27,955
Minority interest in consolidated joint venture	5,286	205	23,172	872
Net income	$36,268	$13,200	$112,197	$47,006

Basic earnings per share	$0.47	$0.17	$1.39	$0.57
Weighted average number of basic shares outstanding	77,691	79,717	80,917	82,385

Diluted earnings per share	$0.45	$0.16	$1.34	$0.53
Weighted average number of diluted shares outstanding	80,521	84,854	83,819	87,936

Comprehensive income:
Net income	$36,268	$13,200	$112,197	$47,006
Other comprehensive income (loss)	163	(138)	(780)	(254)
Comprehensive income	$36,431	$13,062	$111,417	$46,752

Marvel Entertainment Q3 2007 Results, 11/5/07	page 7 of 8

MARVEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
 (unaudited)

	September 30, 2007	December 31, 2006
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$11,605	$31,945
Restricted cash	24,003	8,527
Short–term investments	10,003	–
Accounts receivable, net	37,708	59,392
Inventories, net	10,076	10,224
Income tax receivable	4,647	45,569
Deferred income taxes, net	14,856	22,564
Advances to joint venture partner	–	8,535
Prepaid expenses and other current assets	5,016	7,231
Total current assets	117,914	193,987

Fixed assets, net	3,284	4,444
Product and package design costs, net	360	1,497
Film production costs	200,970	15,055
Goodwill	346,152	341,708
Accounts receivable, non–current portion	4,781	12,879
Income tax receivable, non–current portion	4,998	–
Deferred income taxes, net	35,444	36,406
Deferred financing costs	12,645	15,771
Other assets	2,025	2,118
Total assets	$728,573	$623,865

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,934	$5,112
Accrued royalties	70,171	68,467
Accrued expenses and other current liabilities	41,375	38,895
Deferred revenue	81,656	140,072
Film facilities	23,011	–
Minority interest to be distributed	728	–
Total current liabilities	218,875	252,546
Accrued royalties, non-current portion	10,426	12,860
Deferred revenue, non-current portion	73,717	35,667
Line of credit	–	17,000
Film facilities, non-current portion	218,563	33,200
Income tax payable, non-current portion	47,129	10,999
Other liabilities	9,321	6,702
Total liabilities	578,031	368,974

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 100,000,000 shares authorized, none issued	–	–
Common stock, $.01 par value, 250,000,000 shares authorized, 131,105,532 issued and 75,551,064 outstanding in 2007 and 128,420,848 issued and 81,326,627 outstanding in 2006	1,312	1,284
Additional paid-in capital	725,236	710,460
Retained earnings	322,047	228,466
Accumulated other comprehensive loss	(3,213)	(2,433)
Total stockholders’ equity before treasury stock	1,045,382	937,777
Treasury stock, at cost, 55,554,468 shares in 2007 and 47,094,221 shares in 2006	(894,840)	(682,886)
Total stockholders’ equity	150,542	254,891

Total liabilities and stockholders’ equity	$728,573	$623,865

Marvel Entertainment Q3 2007 Results, 11/5/07	page 8 of 8

MARVEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
 (Unaudited)

	Nine Months Ended
	September 30,
	2007	2006
	(in thousands)
Cash flows from operating activities:
Net income	$112,197	$47,006
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,669	9,233
Amortization of deferred financing costs	3,735	3,735
Unrealized (gain) loss on interest rate cap and foreign currency forward contracts	(713)	818
Non-cash charge for stock-based compensation	6,297	8,868
Excess tax benefit from stock-based compensation	(1,930)	(60,668)
Gain on sale of equipment	–	(19)
Impairment of building	–	864
Deferred income taxes	7,137	(1,335)
Minority interest in joint venture (net of distributions of $13,435 in 2007 and $4,563 in 2006)	9,737	(3,691)
Changes in operating assets and liabilities:
Accounts receivable	29,782	(12,085)
Income tax receivable	39,412	–
Inventories	148	(2,697)
Prepaid expenses and other current assets	3,070	(3,020)
Film production costs	(185,915)	(4,341)
Other assets	(49)	90
Deferred revenue	(20,366)	136,839
Income taxes payable	10,405	4,153
Accounts payable, accrued expenses and other current liabilities	(1,318)	(7,237)
Net cash provided by operating activities (see Note 2)	16,298	116,513

Cash flows from investing activities:
Purchases of fixed assets	(1,882)	(8,723)
Expenditures for product and package design	(490)	(5,743)
Proceeds from sale of equipment	–	38
Sales of short-term investments	277,154	80,671
Purchases of short-term investments	(287,157)	(65,532)
Change in restricted cash	(15,476)	964
Net cash (used in) provided by investing activities	(27,851)	1,675

Cash flows from financing activities:
Borrowings from film facilities	208,078	3,800
Borrowings from line of credit	2,000	152,200
Repayments of line of credit	(19,000)	(72,500)
Deferred financing costs	(609)	–
Purchases of treasury stock	(211,954)	(287,350)
Exercise of stock options	10,614	35,517
Excess tax benefit from stock-based compensation	1,930	60,668
Net cash used in financing activities	(8,941)	(107,665)

Effect of exchange rates on cash	154	138
Net (decrease) increase in cash and cash equivalents	(20,340)	10,661
Cash and cash equivalents, at beginning of period	31,945	24,227
Cash and cash equivalents, at end of period	$11,605	$34,888

#  #  #